UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

October 23, 2013

Alabama Gas Corporation

Registrant

2-38960	Alabama	63-0022000
Commission File Number	State of Incorporation	IRS Employer Identification Number

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On October 23, 2013, Leonarda M. DiChiara was elected Vice President and Controller for Alabama Gas Corporation (“Alagasco”). During her more than 27 years with Alagasco, Ms. DiChiara has held various positions in Alagasco’s accounting and finance areas, most recently serving as Director of Finance Operations. Alagasco is a wholly-owned subsidiary of Energen Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALABAMA GAS CORPORATION

October 23, 2013	By	/s/ Charles W. Porter
Charles W. Porter Vice President, Chief Financial Officer and Treasurer

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